Exhibit 99.3
Form of Notice of Voluntary Offering Instructions (VOI)
CITIZENS REPUBLIC BANCORP, INC.
Offer to Exchange
Up to 500,000,000 Common Shares of Citizens Republic Bancorp, Inc.
for up to all of
its 5.75% Subordinated Notes due 2013
and
the outstanding 7.50% Enhanced Trust Preferred Securities of Citizens Funding Trust I
THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 14, 2009 UNLESS THE EXCHANGE OFFERS ARE EXTENDED OR TERMINATED.
The undersigned acknowledges receipt of the prospectus (as amended from time to time, the “Prospectus”) of Citizens Republic Bancorp, Inc. (the “Company”) for its offers (the “Exchange Offers”) to exchange up to 500,000,000 of its newly issued common shares, no par value (the “Common Shares”), for up to all of the outstanding (i) 5.75% Subordinated Notes due 2013 of the Company (the “Subordinated Notes”) and (ii) 7.50% Enhanced Trust Preferred Securities of Citizens Funding Trust I (the “Trust Preferred Securities” and together with the Subordinated Notes, the “Subject Securities”) and the related Letters of Transmittal.
The undersigned hereby tenders pursuant to the Exchange Offers, on the terms and subject to the conditions of the Exchange Offers and the related Letter of Transmittal, the Subject Securities identified in the table below. The undersigned hereby agrees to be bound by the terms and conditions of the Exchange Offers as set forth in this Prospectus and the applicable letters of transmittal and agrees that the Company may enforce such agreement against the undersigned. The undersigned hereby certifies that such Subject Securities are credited to its DTC Free Account and authorizes DTC to deduct such Subject Securities from that account and credit such Subject Securities to the account for the Exchange Offers established by the Exchange Agent in accordance with DTC Rules, Voluntary Offerings Procedures and other applicable procedures.

Subject Securities Tendered	Principal or Liquidation Amount of Subject Securities Tendered
5.75% Subordinated Notes due 2013 of the Company (CUSIP 174420AC3)

7.50% Enhanced Trust Preferred Securities of Citizens Funding Trust I
(CUSIP 174687103)

This form should only be used for tenders after 5:00 p.m. (New York City time) on the final day of the Exchange Offers. Otherwise, tenders should be made through DTC’s system or otherwise as described in the Prospectus.
A DTC participant tendering via VOI should fill out and sign this VOI and then fax it to the Exchange Agent, D.F. King & Co., Inc., at its fax number listed on the back of the Prospectus. Immediately after faxing this VOI, the DTC participant should telephone the Exchange Agent at its telephone number listed on the back of the Prospectus to confirm receipt and discuss any other steps it may need to take.
This VOI must be signed below by the applicable DTC participant as its name appears on a security position listing for the Subject Securities being tendered.

Name of DTC Participant:

DTC Participant Number:

Signature:

Capacity:

Name of Contact Person:

Area Code and Telephone Number Of Contact Person:

Date:

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any tender. None of the Company, the Dealer Managers, the Exchange Agent or the Information Agent (each as defined in the Prospectus) or any other person is under any duty to give notice of any defects or irregularities in any tender and none of them will incur any liability for failure to give any such notice.